UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 28, 2011

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by DCT Industrial Trust Inc. (the “Company”) with the Securities and Exchange Commission on May 3, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it intends to conduct non-binding, stockholder advisory votes on the compensation of the Company’s named executive officers. No other changes have been made to the Original Filing, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 annual meeting of stockholders held on April 28, 2011, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers. As previously reported by the Company, a majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of the Company’s named executive officers every year, which was consistent with the recommendation of the Company’s board of directors (the “Board”).

At a meeting held on August 3, 2011, the Board considered the voting results with respect to the frequency proposal and other factors, and the Board currently intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

Date: August 8, 2011	By:	/s/ John G. Spiegleman
	Name:	John G. Spiegleman
	Title:	Executive Vice President and General Counsel